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                                                                Exhibit 99.2

                                     [LOGO]

                              Blue Valley Ban Corp.

FORM OF LETTER TO BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER
                                    NOMINEES

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 THE RIGHTS OFFERING SUBSCRIPTION PERIOD WILL EXPIRE AT 5:00 P.M., EASTERN TIME
 ON DECEMBER 5, 2008, UNLESS BLUE VALLEY BAN CORP. EXTENDS THE RIGHTS OFFERING
(SUCH TIME AND DATE WITH RESPECT TO THE EXPIRATION OF THE RIGHTS OFFERING, AS IT
                    MAY BE EXTENDED, THE "EXPIRATION TIME").
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To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     This letter is being  provided to explain the rights  offering (the "Rights
Offering") by Blue Valley Ban Corp. (the "Company") of nontransferable rights to subscribe  for and  purchase  shares of Common  Stock (as  defined  below)  (the
"Rights")  distributed to all  stockholders  of Company common stock,  par value
$1.00 per share  ("Common  Stock"),  who hold stock as record  holders,  at 5:00
p.m.,  Eastern time on November 10, 2008 (the "Record  Date").  The Rights,  the
Rights  Offering and Common Stock are described in the  accompanying  prospectus
(the "Prospectus").  The Rights are evidenced by a nontransferable  subscription rights certificate (the "Subscription  Rights  Certificate")  registered in your name or the  name of your  nominee.  We are  requesting  that you  contact  your clients for whom you hold shares of Common  Stock  beneficially,  and who are to receive the Rights  distributable  with respect to those  shares,  regarding the
Rights Offering.

     In  the  Rights   Offering,   the  Company  is  offering  an  aggregate  of
approximately  334,000 shares of Common Stock.  As described in the  Prospectus, each beneficial  owner of shares of Common Stock  registered in your name or the name of your  nominee,  is entitled to one Right for each share of Common  Stock owned on the Record  Date.  Each Right will allow such holder to  subscribe  for
..1352 of a share of Common  Stock at a  subscription  price of $18.00  per share
(the  "Subscription  Price").  In addition,  each  subscribing  stockholder  who exercises his or her Rights in full will be eligible to subscribe for additional shares of Common Stock (the "Over-Subscription Right") at the Subscription Price
for shares of Common  Stock that are not  otherwise  purchased  pursuant  to the exercise of Rights,  subject to availability  and pro ration as described in the
Prospectus.

     Holders will not receive  fractional shares of Common Stock or cash in lieu of  fractional  shares of Common  Stock as a result of their  exercise of Rights pursuant to the Rights  Offering,  but instead  shares of Common Stock  received upon the exercise of Rights will be rounded down to the nearest whole number.

         We are asking that you contact your clients for whom you hold shares of
Common  Stock  registered  in your name or in the name of your nominee to obtain instructions with respect to the Rights.

         We have enclosed copies of the following documents for your use:

     1.   The Prospectus;

     2.   Instructions  as to Use of Blue Valley Ban Corp.  Subscription  Rights
          Certificates;

     3.   A Notice of Guaranteed  Delivery of Subscription  Rights  Certificates
          Issued by the Company;

     4.   A  Beneficial  Owner  Election  Form,  on which  you may  obtain  your clients' instructions with regard to the Rights;

     5.   A Nominee Holder Certificate Form; and

     6.   A return envelope  addressed to  Computershare  (the  "Subscription
          Agent").

     To exercise  your Rights,  you should  deliver the properly  completed  and signed Subscription  Rights Certificate (or the Notice of Guaranteed  Delivery),
with payment of the Subscription Price for each share of Common Stock subscribed for, to the Subscription

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Agent  prior  to the  Expiration  Time,  as  described  in the  Prospectus.  The
Subscription Agent must receive the Notice of Guaranteed Delivery at or prior to the  Expiration  Time.  All  exercises  of Rights  are  irrevocable.  Rights not exercised at or prior to the Expiration Time will expire and will be void and no longer  exercisable.  Any payment made in connection with a Notice of Guaranteed
Delivery must be made by wire transfer of funds.

         If you hold Common  Stock for the account of more than one client,  you may aggregate  your  exercise of Rights for all your clients,  provided that you identify the number of Rights you are  exercising  for each client.  Please note that you do not have to provide the name or other identity of your clients.  You may  exercise  such Rights in the  aggregate  by  completing  the form  entitled
"Nominee Holder Certificate," which we have enclosed.

         All  commissions,   fees  and  other  expenses   (including   brokerage
commissions  and transfer taxes) incurred in connection with the exercise of the
Rights  will be for the  account of the holder of the  Rights,  and none of such commissions,  fees or expenses  will be paid by the Company or the  Subscription
Agent.

         Additional  copies of the enclosed  materials  may be obtained from the
Subscription  Agent.  The telephone number of Computershare is (800) 546-5141 or
(781) 575-2765.  Any questions or requests for assistance  concerning the Rights
Offering should be directed to the Subscription Agent.

                                        Very truly yours,

                                        Blue Valley Ban Corp.

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NOTHING IN THIS LETTER OR IN THE ENCLOSED  DOCUMENTS SHALL CONSTITUTE YOU OR ANY
OTHER PERSON AS AN AGENT OF BLUE VALLEY BAN CORP.  OR ANY OTHER PERSON MAKING OR
DEEMED TO BE MAKING OFFERS OF THE RIGHTS OR COMMON STOCK  ISSUABLE UPON EXERCISE
OF THE RIGHTS,  OR AUTHORIZE  YOU OR ANY OTHER PERSON TO MAKE ANY  STATEMENTS ON
BEHALF OF ANY OF THEM WITH  RESPECT TO THE  RIGHTS,  THE RIGHTS  OFFERING OR THE
COMMON STOCK, EXCEPT FOR STATEMENTS MADE IN THE PROSPECTUS.
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